As Filed with the Securitites and Exchange Commission on February 16, 2000
                                                      Registration No._______
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
              _______________________________________________________
                                   FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
              _______________________________________________________

                           SIGMA-ALDRICH CORPORATION
              (Exact Name Of Registrant As Specified In Its Charter)
  Delaware                                                   43-1050617
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)
                                  3050 Spruce Street
                               St. Louis, Missouri 63103
                                    (314) 771-5765
                      (Address, including zip code, and telephone number, including area code of, registrant's principal executive office)
               ------------------------------------------------------
                    SIGMA-ALDRICH 401(K) RETIREMENT SAVINGS PLAN
                               (Full Title of the Plan)

                                   KIRK A. RICHTER
                                      Treasurer
                              Sigma-Aldrich Corporation
                                 3050 Spruce Street
                                St. Louis, MO  63103
                                  (314) 771-5765
                (Name, Address, including Zip Code and Telephone Number, including Area Code, of Agent For Service)

                          Copies of all correspondence to:
                                R. Randall Wang, Esq.
                                   Bryan Cave LLP
                             211 N. Broadway, Suite 3600
                                St. Louis, MO  63102
                                   (314) 259-2000

                           CALCULATION OF REGISTRATION FEE

Title of                                 Proposed     Proposed
each class                               maximum      maximum
securities            Amount             offering     aggregate   Amount of
to be                 to be              price per    offering    registration
registered            registered         unit(2)      price(2)    fee

Common Stock, $1.00
par value per share   750,000shares(1)   33.594       25,195,500  6,651.61



(1) The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the high and low prices for the Common Stock on February 11, 2000, as reported on The Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

          (a) Sigma-Aldrich Corporation's ("Sigma-Aldrich" or the
     "Company") Annual Report on Form 10-K for the year ended
     December 31, 1998 (File No. 0-8135);

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 June 30, 1999, and September 30, 1999 (File No. 0-8135);

          (c) The description of the Company's Common Stock contained in the Company's registration statement on Form S-14 under the Securities Act of 1933, dated May 16, 1975 (File No. 2-53698), as amended by the description contained in the Company's proxy statements dated May 29, 1984 under the caption "Proposal to Amend Certificate of Incorporation," dated March 29, 1991 under the caption "Proposal to Amend Certificate of Incorporation to Increase Authorized Common Stock" and dated March 29, 1996 under the caption "Proposal to Amend Certificate of Incorporation to Increase Number of Shares of Authorized Common Stock."

     All documents subsequently filed by Sigma-Aldrich and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

     The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, $1.00 par value per share. Dividends may be paid on the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor. The holders of Common Stock are entitled to one vote per share in the election of directors and in respect of other matters submitted to shareholders for a vote. Upon liquidation, the holders of the Common Stock are entitled to receive all assets of the Company available for distribution to shareholders pro rata in accordance with their holdings.

     The Company's Certificate of Incorporation as amended requires that a merger or consolidation of the Company with another corporation or which involves a subsidiary of the Company when shares of the Company in excess of 35 percent of the outstanding shares are issued; a sale of assets having an aggregate book value of 20 percent of the Company's total assets; the adoption of a plan of liquidation or dissolution; and certain related transactions must be approved by the affirmative vote of two-thirds of the shares of voting stock.

     The Common Stock has no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding Common Stock, including the Common Stock offered hereby, is fully-paid and nonassessable.

     The By-Laws contain provisions requiring advance notice of nominations of directors or of the proposal of other business to be conducted at meetings of stockholders. Special meetings of stock-holders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the President or the Board of Directors, or by the person designated in the written request of holders of not less than a majority in amount of all shares of the Company entitled to vote at the meeting (subject to any requirements or limitations imposed by the Certificate of Incorporation, as amended, by the amended By-Laws, or by law) which request must describe the purpose or purposes for which the meeting is to be held.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any director, officer, employee or agent of the corporation in any action, other than an action by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 145(b) provides that the corporation may indemnify any such person in an action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that such person may not be indemnified in respect of any matter in which he has been judged liable to the corporation, unless authorized by the court. Section 145(c) provides that the corporation shall indemnify any such person against expenses actually and reasonably incurred in defense of any action if he has been successful in the defense of such action and if such action is one for which the corporation may indemnify such person under Section 145(a) or (b).

     The Company's By-Laws provide that it shall indemnify, and in the Company's discretion, may obtain insurance for the benefit of its officers and directors, to the extent permitted by applicable
Delaware law.

     The Company's Certificate of Incorporation eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law,
(iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index.

     The Registrant undertakes that it will submit the Plan and any amendment to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on the 15th day of February, 2000.

                                                SIGMA-ALDRICH CORPORATION


                                                By:  /S/Kirk A. Richter
                                                   -----------------------
                                                Kirk A. Richter, Treasurer

                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Karen J. Miller, Michael R. Hogan and Kirk A. Richter, and either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                     Title


/S/Carl T. Cori            Director and Chairman             February 15, 2000
   Carl T. Cori            of the Board                             Date


/S/David R. Harvey        Director, President and            February 15, 2000
   David R. Harvey        Chief Executive Officer                   Date


/S/Michael R. Hogan       Chief Financial Officer            February 15, 2000
   Michael R. Hogan                                                 Date


/S/Karen J. Miller        Controller (Also functions         February 15, 2000
   Karen J. Miller        as Chief Accounting Officer               Date


/S/David M. Kipnis         Director                          February 15, 2000
   David M. Kipnis                                                  Date


/S/Andrew E. Newman         Director                         February 15, 2000
   Andrew E. Newman                                                 Date


/S/Jerome W. Sandweiss      Director                         February 15, 2000
   Jerome W. Sandweiss                                              Date


/S/Nina V. Fedoroff         Director                         February 15, 2000
   Nina V. Fedoroff                                                 Date


/S/William C. O'Neil, Jr.   Director                         February 15, 2000
   William C. O'Neil, Jr.                                           Date


/S/D. Dean Spatz            Director                         February 15, 2000
   D. Dean Spatz                                                    Date


/S/Thomas N. Urban          Director                         February 15, 2000
   Thomas N. Urban                                                  Date


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 15, 2000.

                                  SIGMA-ALDRICH 401(K) RETIREMENT SAVINGS PLAN

                                  By:/S/Kirk A. Richter
                                     -----------------------------------------
                                        Kirk A. Richter, Trustee


                                     EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

     4.1            Certificate of Incorporation, as
                    amended (incorporated by reference
                    to Exhibit 3(a) of Form 10-Q for
                    the quarter ended September 30,
                    1996, File No. 0-8135)

     4.2            By-Laws, as amended (incorporated
                    by reference to Exhibit 3(b) of
                    Form 10-K filed for year ended
                    December 31, 1997, File No. 0-8135)

     23.1           Consent of Arthur Andersen LLP

     24.1           Power of Attorney (included on
                    signature page)